509.624.9223                802 N. Washington St.

mail@fruci.com                  Spokane, WA  99201

August 17, 2021

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street, N.E.

Washington, DC 20549

Re: MJ Biotech, Inc.

Commission file number: 000-54616

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of MJ Biotech, Inc. (Registrant) dated July 22, 2021, and agree with the statements concerning our Firm contained under Item 4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC